UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27569	66-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As disclosed on the Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2023 by AppTech Payments Corp. (the “Company”), on October 13, 2023, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Alliance Partners, LLC, a Nevada limited liability company (“Alliance Partners”), and Chris Leyva (the “Seller”), pursuant to which the Company agreed, upon the terms and subject to the conditions of the Purchase Agreement, to purchase all of the Seller’s interest in, to and under the membership interests of Alliance Partners (the “Transaction”). As consideration for the purchase of the membership interests of Alliance Partners, the Company has agreed to pay the Seller a total consideration of $2,000,000 in cash and assume the obligations and liabilities of Alliance Partners, subject to the satisfaction of certain customary closing conditions.

The Company closed the Transaction on October 26, 2023 (the “Closing Date”). Pursuant to the terms of the Purchase Agreement, the Company paid $500,000 to the Seller. Subsequent to the Closing Date, on or before January 7, 2024, the Company shall pay $750,000 to the Seller, and on or before April 7, 2024, the Company shall pay $750,000 to the Seller.

Forward-Looking Statements /Safe Harbor Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “would,” “will be” “seeks,” or other similar expressions. These forward-looking statements include, but are not limited to, statements whether or not the Transaction will be completed, the satisfaction of customary closing conditions related to the Transaction, and the timing of, and expectations in relation to, any of the foregoing matters. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the closing of the Transaction is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Membership Interest Purchase Agreement, dated as of October 13, 2023, by and among AppTech Payments Corp., Alliance Partners, LLC, and Chris Leyva.
99.1**	Press Release, dated October 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed.

** Furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and not to be deemed “filed” pursuant to Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: October 27, 2023	By:	/s/ Luke D’Angelo
Luke D’Angelo
Chief Executive Officer

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